                                                                     EXHIBIT 4.2



                         SEQUOIA MORTGAGE TRUST _______
                         COLLATERALIZED MORTGAGE BONDS

                  AMENDED AND RESTATED DEPOSIT TRUST AGREEMENT

                                    Between

                     SEQUOIA MORTGAGE FUNDING CORPORATION,
                                  as Depositor

                                      and

                           ________________________,
                                as Owner Trustee

                       dated as of ___________ ___, 199__

                        Sequoia Mortgage Trust 199__-__

                               TABLE OF CONTENTS

                                                        ARTICLE I
                                                       DEFINITIONS

         1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                        ARTICLE II
                                                       ORGANIZATION

         2.01.  Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.02.  Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.03.  Purpose and Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.04.  Appointment of the Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.05.  Declaration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.06.  Issuance of Investor Certificate; Prohibition
                          of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.07.  Situs of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.08.  Title to Trust Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                                       ARTICLE III
                                                   CONCERNING THE OWNER

         3.01.  Ownership Prior to Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.02.  Prohibition of Disposition by Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.03.  Lost, Stolen Mutilated or Destroyed Investor
                           Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.04.  Representations and Warranties of the Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.05.  Covenants of Owner to Indemnify Bond Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                                        ARTICLE IV
                                                PAYMENTS AND DISTRIBUTIONS

         4.01.  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.02.  Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.03.  Monthly Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.04.  Reports to Internal Revenue Service and Others  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                        ARTICLE V
                                               DUTIES OF THE OWNER TRUSTEE

         5.01.  Authorization; Issuance of the Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.02.  Pledge of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10





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
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
         5.03.  In General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.04.  Action upon Instructions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.05.  No Duties Except as Specified in Agreement or
                           Instructions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.06.  No Action Except Under Specified Documents or
                           Instructions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.07.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.08.  Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.09.  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13]

                                                        ARTICLE VI
                                               CONCERNING THE OWNER TRUSTEE

         6.01.  Acceptance of Trusts and Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.02.  Furnishing of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.03.  Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.04.  Representations and Warranties of the Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.05.  No Segregation of Moneys; No Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.06.  Reliance; Advice of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.07.  Not Acting in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                       ARTICLE VII
                                                 INDEMNIFICATION BY OWNER

         7.01.  Trust Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.02.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.03.  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.04.  Lien on Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                       ARTICLE VIII
                                              TERMINATION OF TRUST AGREEMENT

         8.01.  Termination of Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                        ARTICLE IX
                                     SUCCESSOR OWNER TRUSTEES AND ADDITIONAL TRUSTEES

         9.01.  Resignation of Owner Trustee; Appointment
                          of Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

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
         9.02.   Appointment of Additional Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                        ARTICLE X
                                                      MISCELLANEOUS

         10.01.  Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         10.02.  No Legal Title to Trust Estate in Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         10.03.  Pledge of Collateral by Owner Trustee Is
                           Binding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         10.04.  Limitations on Rights of Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         10.05.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         10.06.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.07.  Separate Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.08.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.09.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.10.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.11.  No Petition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

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
                                                        ARTICLE XI
                                                         OFFICERS

         11.01.  Appointment of Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         11.02.  Officers to Provide Information to the
                          Owner Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23


SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24

EXHIBIT A        FORM OF INVESTOR CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

                 AMENDED AND RESTATED DEPOSIT TRUST AGREEMENT dated as of __________, 199_, by and between Sequoia Mortgage Funding Corporation, a Delaware corporation, and _________________________________________, a Delaware
banking corporation.

                 WHEREAS, the Depositor and the Owner Trustee have entered into a Trust Agreement, dated as of __________, 199_ (the "Trust Agreement"); and

                 WHEREAS, the Depositor and the Owner Trustee desire to amend and restate the Trust Agreement in its entirety.

                 NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the Trust Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 1.01. Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

                 "AGREEMENT" or "DEPOSIT TRUST AGREEMENT" means this Amended and Restated Deposit Trust Agreement and any amendments or modifications hereof.

                 "AUTHORIZED OFFICER" means any officer of the Owner Trustee who is authorized to act for the Owner Trustee and whose name appears on a list of such authorized officers furnished by the Owner Trustee, as such list may be amended or supplemented from time to time, and any Officer of the Trust who is authorized to act pursuant to Section 11.01 of this Agreement and whose name appears on a list furnished by the Depositor to the Owner Trustee and the Bond Trustee, as such list may be amended or supplemented from time to time.

                 "BANK" means ________________________ in its individual
capacity and not as Owner Trustee.

                 "BOND AGREEMENTS" mean the Indenture, the Master Servicing Agreement, the Bonds and the Underwriting Agreement.

                 "BONDHOLDERS" mean the holders from time to time of the Bonds.

                 "BONDS" mean the Sequoia Mortgage Trust _____ Collateralized Mortgage Bonds issued by the Trust under the Indenture.

                 "BUSINESS DAY" means any day that is not (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, the State of California or the city of Wilmington, Delaware, are authorized or obligated by law or executive order to be closed.

                 "BUSINESS TRUST STATUTE" means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. Section 3801 et seq, as the same may be amended from time to time.

                 "CERTIFICATE DISTRIBUTION AMOUNT" has the meaning specified in
Section 3.09(c).

                 "CERTIFICATEHOLDER" or "HOLDER" means the Person in whose name an Investor Certificate is registered in the Certificate Register except that, any Investor Certificate registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered Holder will not be considered a Certificateholder or a Holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Investor Certificates that have been pledged in satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Issuer, any other obligor upon the Investor Certificates or any affiliate of any of the foregoing Persons.

                 "CERTIFICATE OF TRUST" means the Certificate of Trust to be filed by the Owner Trustee for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

                 "CERTIFICATE PAYING AGENT" means __________________.

                 "CERTIFICATE REGISTER" means the register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

                 "CERTIFICATE REGISTRAR" means, initially, ________________, in its capacity as Certificate Registrar, or any successor to the Trustee in such capacity.

                 "CLOSING DATE" has the meaning specified in the Indenture.

                 "COLLATERAL" means all of the Trust Estate, including the Pledged Mortgages, rights to the Master Servicing Agreement, the Insurance Policies, the Bond Account and the Distribution Account, that is from time to time pledged as security for the Bonds under the Indenture.

                 "DEPOSITOR" means Sequoia Mortgage Funding Corporation, a Delaware corporation.

                 "EXPENSES" has the meaning specified in Section 7.02.

                 "FISCAL YEAR" means the period from each January 1 to and including the following December 31.

                 "INDENTURE" means the indenture between the Trust and the Bond Trustee, providing for the issuance of the Bonds.

                 "INDENTURE TRUSTEE" means _________________________________, a banking corporation organized and existing under the laws of _________________________________, as the trustee designated under the Indenture.

                 "INITIAL PRINCIPAL BALANCE" means, with respect to the Investor Certificates, $__________.

                 "INVESTOR CERTIFICATES" means the equity certificates each representing undivided beneficial interests in the Trust in substantially the form attached hereto as Exhibit A.

                 "MANAGEMENT AGREEMENT" means the agreement between the Trust and Redwood Trust, Inc., substantially in the form annexed as Exhibit B hereto, as such agreement may be amended or supplemented.

                 "MANAGER" means the Person acting in such capacity pursuant to the Management Agreement or its successors or assigns.

                 "MASTER SERVICER" means ____________________________________, a ________ corporation, which shall manage and supervise the administration and servicing of the Pledged Mortgages securing the Bonds and the Servicers of such Pledged Mortgages, or its successors or assigns.

                 "MASTER SERVICING AGREEMENT" means the Master Servicing Agreement among the Trust, the Indenture Trustee and the Master Servicer, pursuant to which the Master Servicer will be obligated to manage and supervise the administration and servicing of the Pledged Mortgages by the Servicers, as such agreement may be amended or supplemented from time to time as permitted thereby.

                 "NET PROCEEDS FROM THE BONDS" means the proceeds received by the Trust from the issue and sale of the Bonds, less the costs and expenses incurred in connection with the issue and sale of the Bonds.

                 "OFFICER" means those officers referred to in Article XII.

                 "OPERATIVE AGREEMENTS" mean the Indenture, the Underwriting Agreement, the Management Agreement, the Master Servicing Agreement, the Investor Certificate, the Mortgage Loan Purchase Agreement and each other document contemplated by any of the foregoing or this Agreement to which the Owner Trustee or the Trust is a party.

                 "OWNER TRUSTEE" means ________________________, not in its individual capacity but solely as trustee under this Agreement, and any successor trustee hereunder.

                 "PERIODIC FILINGS" mean any filings or submissions that the Trust is required to make with respect to the Bonds, including without limitation filings pursuant to the Securities and Exchange Act of 1934, as amended, and filings with any stock exchange or self-regulatory organization.

                 "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "PERCENTAGE INTEREST" means, with respect to any Investor Certificate, the percentage obtained by dividing the denomination specified on such Investor Certificate by the Initial Principal Balance of the Investor Certificates.

                 "PLEDGED MORTGAGES" means those [fixed/floating] rate, [fully-amortizing] conventional mortgage loans secured by first liens on one- to four-family residences as are Granted to the Indenture Trustee pursuant to the Indenture (including any REO Property).

                 "PROPOSER" means the Certificateholder making a written request pursuant to Section 5.07.

                 "QUALIFIED REIT SUBSIDIARY" means any subsidiary of Redwood which satisfies the requirements of Section 856(i)(2) of the Internal Revenue Code of 1986, as amended.

                 "REDWOOD" means Redwood Trust, Inc., a Maryland corporation.

                 "SECRETARY OF STATE" means the Secretary of State of the State of Delaware.

                 "SERVICER" means any Person with which the Master Servicer has entered into a Servicing Agreement for the servicing of all or a portion of the Pledged Mortgages pursuant to Section 3(b) of the Master Servicing Agreement.

                 "SERVICING AGREEMENT" means any servicing agreement between the Master Servicer and the related Servicer relating to servicing and/or administration of certain Pledged Mortgages as provided in Section 3(b) of the Master Servicing Agreement.

                 "SINGLE CERTIFICATE" means an Investor Certificate in the denomination of $1,000.

                 "TRUST" means the trust established by this Agreement.

                 "TRUST ESTATE" means all right, title and interest of the Owner Trustee, subject to the lien of the Indenture, in and to the Collateral and any other property contributed by the Depositor, including without limitation all distributions, payments, proceeds, insurance proceeds or requisition and indemnity payments with respect thereto. Notwithstanding the foregoing, "Trust Estate" shall not include any amounts paid or payable as compensation or indemnity to the Bank.

                 "UNDERWRITING AGREEMENT" means the underwriting agreement relating to the sale of the Bonds substantially in the form filed as an exhibit to the registration statement with respect to the Bonds.

                                   ARTICLE II
                                  ORGANIZATION

                 2.01. Name. The trust established under this Agreement may be referred to as "Sequoia Mortgage Trust 199_-_" in which name the Owner Trustee and the Officers may conduct the activities contemplated hereby.

                 2.02. Office. The office of the Trust shall be in care of the Owner Trustee, at the address set forth in Section 10.05 or at such other address within the State of Delaware as the Owner Trustee may designate by notice to the Certificateholders.

                 2.03. Purpose and Powers. The purpose of the Trust is to issue and administer the Bonds and the Certificates, to receive and own the Collateral, to maintain and administer the Collateral, to pledge the Collateral to secure the Bonds pursuant to the Indenture and to distribute the Net Proceeds from the Bonds to the Depositor, all for the benefit of the Certificateholders. The Trust shall not have power to perform any act or engage in any business whatsoever except for the foregoing and any activity that is both necessary to the foregoing and within the contemplation of the Indenture.

                 2.04. Appointment of the Owner Trustee. The Depositor hereby appoints the Bank as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Business Trust Statute. The Owner Trustee acknowledges receipt in trust from the Depositor, as of the date hereof, of the sum of Ten Dollars ($10.00) constituting the initial Trust Estate.

                 The Owner Trustee is hereby authorized to execute the Bond Agreements and the Management Agreement on behalf of the Trust. The Owner Trustee is hereby authorized to take all actions required or permitted to be taken by it as Issuer (as defined in the Indenture) under the Indenture and is hereby directed to comply with the terms of the Indenture. Effective as of the date of execution, the Owner Trustee shall have all the rights, powers and duties set forth herein and in the Business

Trust Statute with respect to accomplishing the purposes of the Trust.

                 2.05.  Initial Capital Contribution; Declaration of Trust.
The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $10. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial corpus of the Trust and shall be deposited in the Certificate Distribution Account. The Owner Trustee also acknowledges on behalf of the Trust receipt of the Pledged Mortgage pursuant to Section 3 of the Mortgage Loan Purchase Agreement, which shall constitute the Trust Estate. The Owner Trustee hereby declares that it will hold the Trust Estate upon the trusts set forth herein and for the use and benefit of the Certificateholders. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. No later than the Closing Date, the Owner Trustee shall cause the filing of the Certificate of Trust with the Secretary of State. It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Trust shall not be treated as (i) an association subject separately to taxation as a corporation (other than as a "qualified REIT subsidiary" as defined in Section 856(i) of the Code), (ii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1 or (iii) a "taxable mortgage pool" as defined in Section 7701(i) of the Code, and that the Bonds shall be debt, and the provisions of this Agreement shall be interpreted to further this intention. Except as otherwise provided in this Trust Agreement, the rights of the Certificateholders will be those of equity owners of the Trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

                 2.06. Issuance of Initial Investor Certificate. (a) Upon the formation of the Trust by the contribution by the Depositor pursuant to Section
2.04 and until the conveyance of
the Pledged Mortgages pursuant to Section 3 of the Mortgage Loan Purchase Agreement and the issuance of the Investor Certificates, and thereafter except as otherwise permitted hereunder, the Depositor shall be the sole Certificateholder.

                 2.07. Liability of the Holders of the Investor Certificates. The Holders of the Investor Certificates shall be jointly and severally liable directly to and shall indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Trust Estate); provided however, that the Holders of the Investor Certificates shall not be liable for payments required to be made on the Bonds or the Investor Certificates, or for any losses incurred by a Certificateholder in the capacity of an investor in the Investor Certificates or a Bondholder in the capacity of an investor in the Bonds. In addition, any third party creditors of the Trust, including the Insurer (other than in connection with the obligations described in the following sentence for which the Holders of the Investor Certificates shall not be liable) shall be deemed third party beneficiaries of this paragraph. The Holders of the Investor Certificates shall be liable for any entity level taxes imposed on the Trust. The obligations of the Holders of the Investor Certificates under this paragraph shall be evidenced by the Investor Certificates.

                 2.08. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The only office of the Trust will be as described in Section 2.02 hereof.

                 2.09. Title to Trust Property. Title to all of the Trust Estate shall be vested in the Trust until this Agreement terminates pursuant to
Article VIII hereof; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustee of the Trust, then title to that part of the Trust Estate shall be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article VI of this Agreement.

                 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee as follows:

                 (a) Upon the receipt of the Trust Estate by the Owner Trustee on behalf of the Trust under this Agreement, the Trust will own the Trust Estate free and clear of any lien (other than the lien of the Indenture) and the Owner Trustee will have the right on behalf of the Trust to grant and deliver the Collateral to the Indenture Trustee in accordance with the Indenture and Section 5.01 of this Agreement.

                 (b) This Agreement has been duly and validly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Depositor, enforceable in accordance with its terms, subject, as to enforceability of remedies, to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to general principles of equity and equitable remedies (regardless of whether the enforceability of such remedies is considered in a proceeding at law or in equity).

                 2.11. Tax Treatment. The Depositor has structured the transactions evidenced by Operative Agreements with the intention that (i) the Bonds qualify under applicable tax laws as indebtedness secured by the Trust Estate and (ii) the Trust formed hereby be disregarded as an entity separate from the Depositor unless and until the date when either (a) there is more than one Investor Certificateholder or (b) any Series of Bonds is recharacterized as an equity interest in the Trust for federal income tax purposes. In such event, the Trust is intended to be classified as a partnership for federal income tax purposes. The Depositor, the Owner Trustee and the Manager agree to report the transactions contemplated hereby in accordance with the above stated intentions unless and until determined to the contrary by an applicable.

                 2.12. Investment Company. Neither the Company nor any holder of an Investor Certificate shall take any action which would cause the Trust to become an "investment company" which would be required to register under the Investment Company Act.

                                  ARTICLE III
                           THE INVESTOR CERTIFICATES

                 3.01. The Investor Certificates. The Investor Certificates shall be issued in the form of one or more Investor Certificates each representing not less than a 10% Percentage Interest. The Investor Certificates shall initially be registered in the name of the Depositor. The Investor Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and authenticated in the manner provided in Section 3.02. Investor Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Investor Certificates or did not hold such offices at the date of authentication and delivery of such Investor Certificates. A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such Person's acceptance of an Investor Certificate duly registered in such Person's name pursuant to
Section 3.03.

                 3.02. Authentication of Investor Certificates. The Owner Trustee shall cause all Investor Certificates issued hereunder to be executed and authenticated on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in authorized denominations. No Investor Certificate shall entitle its Holder to any benefit under this Trust Agreement or be valid for any purpose unless there shall appear on such Investor Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Certificate Registrar by manual signature; such authentication shall constitute conclusive evidence that such Investor Certificate shall have been duly authenticated and delivered hereunder. All Investor Certificates shall be dated the date of their authentication.

                 3.03. Registration of and Limitations on Transfer and Exchange of Investor Certificates. The Certificate Registrar shall keep or cause to be kept, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Investor Certificates and of transfers and exchanges of Investor Certificates as herein provided. _____________________ shall be the initial Certificate Registrar. If the Certificate Registrar resigns or is removed, the Owner Trustee shall appoint a successor Certificate Registrar.

                 Subject to satisfaction of the conditions set forth below with respect to the Investor Certificate, upon surrender for registration of transfer of any Investor Certificate at the office or agency maintained pursuant to Section 3.09, the Owner Trustee or the Certificate Registrar shall execute, authenticate and deliver in the name of the designated transferee or transferees, one or more new Investor Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or the Certificate Registrar. At the option of a Holder, Investor Certificates may be exchanged for other Investor Certificates of authorized denominations of a like aggregate amount upon surrender of the Investor Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.09.

                 Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Investor Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

                 No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

                 No Person shall become a Certificateholder until it shall establish its non-foreign status by submitting to the Certificate Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit D hereto.

                 No transfer of an Investor Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute
(i) (a) an investment letter (in substantially the form attached hereto as Exhibit C) in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor certifying to the Trust, the Owner Trustee, the Certificate Registrar and the Depositor that such transferee is a "qualified institutional buyer" under Rule 144A under the Securities Act, or (b) an investment letter (in substantially the form attached hereto as Exhibit E), acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, which investment letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Master Servicer or the Depositor, or (c) a certificate (in substantially the form attached hereto as Exhibit F) in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor certifying that such transferee is a Person involved in the organization or operation of the Trust or an affiliate of such a Person within the meaning of Rule 3a-7 of the Investment Company Act of 1940, as amended (including but not limited to the Company) and (ii) the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit F) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, which certificate shall not be an expense of the Trust, the Owner Trustee, the

Certificate Registrar or the Depositor. The Holder of an Investor Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Certificate Registrar, the Master Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                 No transfer of an Investor Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed transferee of such Investor Certificate to the effect that such proposed transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, which representation letter shall not be an expense of the Trust, Owner Trustee, the Certificate Registrar, the Master Servicer or the Depositor or
(ii) in the case of any such certificate presented for registration in the name of an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, or any other Person who is using the assets of any such plan to effect such acquisition, an Opinion of Counsel, in form and substance reasonably satisfactory to, and addressed and delivered to, the Trust, the Certificate Registrar and the Depositor, to the effect that the purchase or holding of such Investor Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code, will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Trust, the Owner Trustee, the Certificate Registrar or the Depositor to any obligation or liability including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those explicitly undertaken in this Trust Agreement which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or Depositor.

                 As long as two or more Persons are holders of Investor Certificates, the Investor Certificates may only be transferred in accordance with the following provisions: before any Investor Certificates may be transferred to any Person, the Owner Trustee shall have received the consent to such transfer by holder of Investor Certificates representing ownership of more than 50% of the beneficial interest in the Trust, excluding for this purpose the beneficial interest represented by the Investor Certificates owned by the transferor or (unless the transferor and its Affiliates are the only holders of Investor Certificates) any Affiliate thereof; provided, however, that no consent shall be required to a transfer of Investor Certificates to the Depositor upon the Closing Date.

                 No offer, sale, transfer or other disposition (including pledge) of any Investor Certificate shall be made to any transferee unless such transferee certifies to the Owner Trustee that the net worth of such transferee equals or exceeds $500,000 other than its interest in the Investor Certificates. The foregoing requirement shall not apply to the Depositor so long as it is the Holder of 100% of the Investor Certificates, but shall apply to the Depositor upon any sale of a portion of the Investor Certificates.

                 No offer, sale, transfer or other disposition (including any pledge or sale under a repurchase transaction) of any Investor Certificate shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Owner Trustee an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be (i) treated as an association taxable as a corporation for federal income tax purposes (other than a Qualified REIT Subsidiary), (ii) taxable as a taxable mortgage pool as defined in Section 7701(i) of the Code or (iii) taxable as a "publicly traded partnership" as defined in Treasury Regulation section 1.7704-1. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Investor Certificates to the Depositor.

                 No offer, sale, transfer or other disposition (including pledge) of any Investor Certificate shall be made to any affiliate of the Depositor or the Issuer, other than the initial transfer of the Investor Certificate to the Depositor.

                 3.04. Lost, Stolen, Mutilated or Destroyed Investor Certificates. If (a) a mutilated Investor Certificate is surrendered to the Certificate Registrar, or (b) the Certificate Registrar receives evidence to its satisfaction that the Investor Certificate has been destroyed, lost or stolen, and there is delivered to the Certificate Registrar proof of ownership satisfactory to the Certificate Registrar, together with such security or indemnity as required by the Certificate Registrar and the Owner Trustee to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Investor Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust, and the Owner Trustee or the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Investor Certificates, a new Investor Certificate of like tenor and denomination. In connection with the issuance of any new Investor Certificate under this Section 3.04, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expenses of the Owner Trustee or the Certificate Registrar (including fees and expenses of counsel) and any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Investor Certificate issued pursuant to this Section
3.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Investor Certificate shall be found at any time.

                 3.05. Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Person in whose name any Investor Certificate is registered in the Certificate Register as the owner of such Investor Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Trust, the Owner

Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

                 3.06. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Depositor or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor or the Owner Trustee, a list, in such form as the Depositor or the Owner Trustee, as the case may be, may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Holder, by receiving and holding an Investor Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                 3.07. Covenants of Certificateholders to Indemnify Indenture Trustee. The Certificateholders shall be liable to the Indenture Trustee for the payment of the Indenture Trustee's fees, indemnity and expenses pursuant to
Section 6.07 of the Indenture in the event that the Trust fails to pay such fees, indemnity and expenses but only to the extent payable out of amounts actually received by the Certificateholders from distributions of the Trust pursuant to Section 4.01 hereof made on or before the date of demand for such payment by the Indenture Trustee.

                 3.08. Maintenance of Office or Agency. The Owner Trustee on behalf of the Trust, shall maintain in ___________, Delaware, an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Investor Certificates and the Operative Documents may be served. The Owner Trustee initially designates the Corporate Trust Office as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                 3.09. Certificate Paying Agent. (a) The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account on behalf of the Trust in accordance with the provisions of the Investor Certificates and Section 4.01 hereof from payments remitted to the Certificate Paying Agent by the Trustee pursuant to Section 3.01 of the Indenture. The Trust hereby appoints _________________________ as Certificate Paying Agent and _______________________________ hereby accepts such appointment and further agrees that it will be bound by the provisions of this Trust Agreement relating to the Certificate Paying Agent and shall:

                          (i) hold all sums held by it for the payment of amounts due with respect to the Investor Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                          (ii) give the Owner Trustee notice of any default by the Trust of which it has actual knowledge in the making of any payment required to be made with respect to the Investor Certificates;

                          (iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

                          (iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of Investor Certificates if at any time it ceases to meet the standards under this Section 3.09 required to be met by the Certificate Paying Agent at the time of its appointment;

                          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Investor Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith;

                          (vi) deliver to the Owner Trustee a copy of the report to Bondholders prepared with respect to each Payment Date by the Master Servicer pursuant to Section 8.06 of the Indenture; and

                          (vii) not institute bankruptcy proceedings against the Issuer in connection with this Trust Agreement.

                 (b) The Trust may revoke such power and remove the Certificate Paying Agent if it determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. _________________________________ shall be permitted to resign as Certificate Paying Agent upon 30 days written notice to the Owner Trustee; provided _________________________________________
is also resigning as Paying Agent under the Indenture at such time. In the event that ___________________________________________ shall no longer be the
Certificate Paying Agent under this Trust Agreement and Paying Agent under the Indenture, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company) and which shall also be the successor Paying Agent under the Indenture. The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument to the effect set forth in this Section 3.09 as it relates to the Certificate Paying Agent. The Certificate Paying Agent shall return all unclaimed funds to the Trust and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Trust. The provisions of Sections 6.01, 6.04, 6.06 and 7.01 shall apply to the Certificate Paying Agent to the extent applicable. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

                 (c) The Certificate Paying Agent shall establish and maintain with itself a trust account (the "Certificate Distribution Account") in which the Certificate Paying Agent shall, deposit, on the same day as it is received from the Trustee, each remittance received by the Certificate Paying Agent with respect to payments made pursuant to the Indenture. The Certificate Paying Agent shall make all distributions to Investor Certificates, from moneys on deposit in the Certificate Distribution Account.

                 (d) The Certificate Paying Agent shall be paid by the Indenture Trustee.

                                   ARTICLE IV
                           PAYMENTS AND DISTRIBUTIONS

                 4.01. Payments. (a) Any amounts paid to the Owner Trustee by the Indenture Trustee free and clear of the lien of the Indenture shall be applied in the following order:

                 (i) to pay any amounts owing to the Owner Trustee or the Bank, as the case may be, as then due under this Agreement;

                 (ii)     to pay fees then due under the Management Agreement;
         and

                 (iii)    to pay any operating expenses of the Trust.

Any sums remaining after such application shall be distributed monthly to the Certificateholders pursuant to Section 3(h)(viii) of the Master Servicing Agreement no later than the ____________ day of each [month] or, if such day is not a Business Day, on the next succeeding Business Day. All Net Proceeds from the Bonds shall be distributed to, or at the direction of, the Depositor in immediately available funds.

                 All payments to be made under this Agreement by the Owner Trustee shall be made only from the income and proceeds, including Net Proceeds From the Bonds, of the Trust Estate and only to the extent that the Owner Trustee has received such income or proceeds. The Bank shall not be liable to the Owner, the Indenture Trustee or the Manager for any amounts payable pursuant to this Section 4.01 except to the extent that non-payment is due to the Owner Trustee's acts or omissions amounting to willful misconduct or gross negligence.

                 (b) In the event that any withholding tax is imposed on the distributions (or allocations of income) to the Certificateholders, such tax shall reduce the amount otherwise distributable to the Certificateholders in accordance with this Section 4.01. The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its own discretion withhold such amounts in accordance with this paragraph (b).

         (c) Distributions to Certificateholders shall be subordinated to the creditors of the Trust, including the Bondholders.

                 4.02. Method of Payment. Subject to Section 8.01(c), distributions required to be made to the Certificateholders on any Payment Date as provided in Section 4.01 shall be made to the Certificateholders of record on the preceding Record Date either by, in the case of any Certificateholder owning Certificates having a Percentage Interest of 100%, wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

                 4.03. Tax Returns. The Master Servicer shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis using the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable each Certificateholder to prepare its federal and state income tax returns, (c) prepare and file or cause to be prepared and filed such tax returns relating to the Trust as may be required by the Code and applicable Treasury Regulations (making such elections as may from time to time be required or appropriate under any applicable state or federal statutes, rules or regulations) and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 4.01 of this Trust Agreement with respect to income or distributions to Certificateholders and prepare or cause to be prepared the appropriate forms relating thereto. The Owner Trustee shall sign all tax and information returns prepared or caused to be prepared by the Master Servicer pursuant to this Section 4.03 at the request of the Master Servicer, and in doing so shall rely entirely upon, and shall have no liability for information or calculations provided by, the Master Servicer.

                 4.04. Statements to Certificateholders. On each Payment Date, the Certificate Paying Agent shall send to each Certificateholder the statement or statements provided to the Owner Trustee and the Certificate Paying Agent by the Master Servicer pursuant to Section 8.06 of the Indenture with respect to such Payment Date.

                 4.05. Reports to Internal Revenue Service and Others. The Trust will (i) cause to be prepared all Periodic Filings, (ii) make such elections and file such tax returns relating to the Trust as the Depositor may direct in a notice delivered to the Owner Trustee in accordance with Section 10.05, and (iii) cause to be mailed to the Depositor any or all of such reports and tax returns within 90 days of the end of the Fiscal Year; provided, however, that the Trust shall be deemed to be in compliance with this provision by its execution of the Management Agreement.

                                   ARTICLE V
    AUTHORITY AND DUTIES OF THE OWNER TRUSTEE; ACTION BY CERTIFICATEHOLDERS

                 5.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Operative Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Operative Documents to which the Trust is to be a party and any amendment or other agreement or instrument described herein, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Operative Documents.

                 5.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and the Operative Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Operative Documents and in accordance with the provisions of this Trust Agreement.

                 5.03. Action Upon Instruction. (a) Subject to Article V and in accordance with the terms of the Operative Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article V.

                 (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Operative Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Operative Document or is otherwise contrary to law.

                 (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or under any Operative Document, or in the event that the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any Operative Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders (with a copy to the Insurer) requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owners Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the Operative Documents, as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for such action or inaction.

                 5.04. No Duties Except as Specified under Specified Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement, (ii) in accordance with the Operative Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03; and no implied duties or obligations shall be read into this Trust Agreement or any Operative Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Trust Agreement or any Operative Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result form actions by, or claims against the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

                 5.05. Restrictions. (a) The Owner Trustee shall not take any action (x) that is inconsistent with the purposes of the Trust set forth in
Section 2.03 or (y) that, to the actual knowledge of the Owner Trustee, would result in the Trust becoming taxable as a corporation (other than as a Qualified REIT Subsidiary) for federal income tax purposes or (z) would result in the amendment or modification of the Operative Documents or this Trust Agreement without the prior written consent of the Insurer. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 5.05.

                 (b) The Owner Trustee shall not convey or transfer any of the Trust's properties or assets, including those included in the Trust Estate, to any person unless (a) it shall have received an Opinion of Counsel to the effect that such transaction will not have any material adverse tax consequence to the Trust or any Certificateholder and (b) such conveyance or transfer shall not violate the provisions of Section [3.09(a)] of the Indenture.

                 5.06. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

                 (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owning under the Pledged Mortgages) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owning under the Pledged Mortgages);

                 (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

                 (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Bondholder is required;

                 (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Bondholder is not required and such amendment materially adversely affects the interests of the Certificateholders; or

                 (e) the appointment pursuant to the Indenture of a successor Bond Registrar, Paying Agent or Indenture Trustee or pursuant to this Trust Agreement of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Bond Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Trust Agreement, as applicable.

                 5.07. Action by Certificateholders with Respect to Certain Matters. (a) The Owner Trustee shall not have the power, except upon the direction of the Certificateholders, and with the consent of the Insurer, to
(i) remove the Master Servicer under the Master Servicing Agreement pursuant to Sections 7(a) thereof or (ii) except as expressly provided in the Operative Documents, sell the Pledged Mortgages after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders and with the consent of the Insurer.

                 (b) Upon the written request of any Certificateholder (a "Proposer"), the Owner Trustee shall distribute promptly to all Certificateholders any request for action or consent of Certificateholders submitted by such Proposer, with a copy to the Manager and the Insurer. The Owner Trustee shall provide a reasonable method for collecting responses to such request and shall tabulate and report the results thereof to the Certificateholders, the Manager and the Insurer. The Owner Trustee shall have no responsibility or duty to determine if any such proposed action or consent is permitted under the terms of this Trust Agreement or applicable law.

                 5.08. Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and with the consent of the Insurer, the Bondholders and the Owner Trustee and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent. This paragraph shall survive for one year and one day following termination of this Trust Agreement.

                 5.09. Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Trust Agreement or any of the Operative Documents or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

                 5.10. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Trust Agreement may be taken by the Holders of Investor Certificates evidencing not less than a majority of the outstanding Percentage Interests of the Investor Certificates. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by Holders of Investor Certificates evidencing not less than a majority of the outstanding Percentage

Interests of the Investor Certificates at the time of the delivery of such notice.

                 5.11. Optional Redemption. Upon receipt of written instructions provided to the Owner Trustee by the Holder or Holders of 100% of the Investor Certificates, the Owner Trustee shall cause the Issuer to redeem the Bonds in accordance with Section 10.01 of the Indenture and shall provide all necessary notices on behalf of the Issuer to effect the foregoing, provided that such Holder or Holders shall deposit with the Indenture Trustee an amount equal to the aggregate redemption price specified under Section 10.01 of the Indenture, which shall be applied by the Indenture Trustee solely to make such redemption payments. The Owner Trustee shall not have the power to exercise the right of the Issuer to redeem the Bonds pursuant to Section 10.01 of the Indenture, except as provided above.

                                   ARTICLE VI
                          CONCERNING THE OWNER TRUSTEE

                 6.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement. The Bank shall not be answerable or accountable under any circumstances, except (i) for its own wilful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.04, (iii) for liabilities arising from the failure by the Bank to perform obligations expressly undertaken by it in the last sentence of Section 5.04(a), or (iv) for taxes, fees or other charges on based on or measured by any fees, commissions or compensation received by the Bank in connection with any of the transactions contemplated by this Agreement, the Operative Agreements or the Bonds. In particular, but not by way of limitation:

                          (a) The Bank shall not be liable for any error of judgment, not constituting gross negligence, made in good faith by a responsible officer of the Owner Trustee;

                          (b) The Bank shall not be liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Certificateholders;

                          (c) No provision of this Agreement shall require the Bank to expend or risk funds or otherwise incur any financial liability in the performance of any of the Owner Trustee's rights or powers hereunder if the Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                          (d) Under no circumstance shall the Bank be liable for indebtedness evidenced by any Bond;

                          (e) The Bank shall not be liable with respect to any action taken or omitted to be taken by the Manager under the Management Agreement and the Bank shall not be obligated to perform any obligations or duties under this Agreement or the Bond Agreements which are to be performed by the Manager under the Management Agreement;

                          (f) The Bank shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any Collateral or for or in respect of the validity or sufficiency of the Indenture, and the Bank shall in no event assume or incur any liability, duty or obligation to any Bondholder, the Depositor or to the Certificateholders, other than as expressly provided for herein; and

                          (g) Under no circumstances shall the Bank be responsible for the action or inaction of the Officers, the Manager or the Master Servicer, nor shall the Bank be responsible for monitoring the performance of the Officers' duties hereunder, the Manager's duties under the Management Agreement or the Master Servicer's duties under the Master Servicing Agreement.

                 6.02. Furnishing of Documents. The Owner Trustee will furnish to the Certificateholders and the Manager, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the Bond Agreements unless the Certificateholders and the Manager shall have already received the same.

                 6.03. Books and Records. The Owner Trustee shall keep or cause to be kept proper books of record and account of all the transactions under this Agreement, including a record of the name and address of the Holders of the Investor Certificates.

                 6.04. Representations and Warranties of the Bank. The Bank represents and warrants as follows:

                          (a) the Bank is a banking corporation duly created, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right to execute, deliver and perform this Agreement, the Indenture and each of the other Operative Agreements to which it or the Owner Trustee, as the case may be, is a party; the execution and delivery by the Bank of this Agreement, and by the Owner Trustee of the Indenture and each of the other Operative Agreements to which it is a party and the performance by the Bank or the Owner Trustee, as the case may be, of its obligations under this Agreement, the Indenture and each of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Bank and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Bank or the Owner Trustee, as the case may be, enforceable against the Bank or the Owner Trustee, as the case may be, in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                          (b) neither the Bank nor anyone authorized to act on its behalf has offered any interest in and to the Trust for sale to, or solicited any offer to acquire any of the same from, anyone;

                          (c) the execution and delivery by the Bank of, and the performance by it and the Owner Trustee, as the case may be, of their obligations under this Agreement, the Indenture and the other Operative Documents to which they are a party are not in violation of any indenture, agreement or other instrument, license, judgment or order applicable to the Bank;

                          (d) the execution and delivery by the Bank of, and its and the Owner Trustee's performance of their obligations under, this Agreement, the Indenture and the other Operative Documents to which they are a party do not require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency of the State of Delaware (except as may be required by the Delaware securities law or the Business Trust Statute or as may be required to enforce the lien of the Indenture); and

                          (e) no litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank or the Owner Trustee, as the case may be, that would materially and adversely affect the execution, delivery or enforceability of this Agreement, the Investor Certificates, the Bonds, the Indenture or any of the other Operative Documents to which it is a party, or the ability of the Bank or the Owner Trustee, as the case may be, to perform any of its obligations thereunder in accordance with the terms thereof.

                 6.05. No Segregation of Moneys; No Interest. Except as otherwise provided herein or in the Indenture, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and neither the Owner Trustee nor the Bank shall be liable for any interest thereon.

                 6.06. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president and by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                 (b) In its exercise or administration of the trusts and powers hereunder, including its obligations under Section 5.02(b) and any duties or obligations under the Indenture and under the other Operative Documents, the Owner Trustee may employ agents and attorneys and enter into agreements (including the Management Agreement and the Master Servicing Agreement) with any of them, and the Owner Trustee shall not be answerable for the default or misconduct of any such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care. If, and to the extent, the Depositor shall have failed to reimburse the Trustee for all reasonable expenses incurred pursuant to this Section 6.06(b), as provided in Section 7.01, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

                 (c) In the administration of the trusts hereunder or in the performance of its duties and obligations under any of the Bond Agreements, the Owner Trustee may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the reasonable advice or opinion of any such counsel, accountants or other skilled Persons and not contrary to this Agreement. If, and to the extent, the Depositor shall have failed to reimburse the Trustee for all reasonable expenses incurred pursuant to this Section 6.06(c), as provided in Section 7.01, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

                 6.07. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by the Bond Agreements shall look only to the Trust Estate for payment or satisfaction thereof.

                 6.08. Corporate Existence. Subject to Section 9.01, the Bank will keep in full effect its existence, rights and franchises as a bank and trust company under the laws of the State of Delaware.


                                  ARTICLE VII
                          INDEMNIFICATION BY DEPOSITOR

                 7.01. Trust Expenses. The Depositor shall pay (or reimburse the Bank for) all reasonable expenses of the Owner Trustee hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under the Bond Agreements.

                 7.02. Indemnification. The Depositor hereby agrees to assume liability for, and indemnify the Bank and its successors, assigns, agents and servants, against and from, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may be imposed on, incurred by or asserted at any time against the Bank (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, any Bond Agreement, the Collateral, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be required to indemnify the Bank for Expenses arising or resulting from any of the matters described in the third sentence of Section
6.01. The indemnities contained in this Section 7.02 shall survive the termination of this Agreement.

                 7.03. Compensation. The Bank shall receive as compensation for the Owner Trustee's services hereunder such ordinary fees as are fair, reasonable and customary for the performance of such services and as may heretofore and from time to time hereafter be separately agreed upon between the Depositor and the Owner Trustee. The Bank shall be compensated reasonably for any extraordinary services rendered by the Owner Trustee hereunder.

                 7.04. Lien on Trust Estate. The Bank shall have a lien on the Trust Estate for any compensation or indemnity due hereunder, such lien to be subject only to prior liens of the Indenture. The Bank shall not bring any proceedings to foreclose on such lien if and to the extent the Trust Estate is subject to the lien of the Indenture.


                                  ARTICLE VIII
                         TERMINATION OF TRUST AGREEMENT

                 8.01. Termination of Trust Agreement. (a) This Agreement and the trusts created hereby shall terminate and the Trust Estate shall, subject to the Indenture and Section 4.01, be distributed to the Certificateholders, and this Agreement shall be of no further force or effect, upon the earlier of (i) the sale or other final disposition by the Indenture Trustee or the Owner Trustee, as the case may be, of all the Trust Estate and the final distribution by the Indenture Trustee or the Owner Trustee, as the case may be, of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and
Section 4.01, and (ii) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date of this Agreement. The bankruptcy of any Certificateholder shall not operate to terminate this Agreement, nor entitle such Certificateholder's legal representatives to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

                 (b) Except as provided in Section 8.01(a), neither the Depositor nor the Certificateholders shall be entitled to revoke the Trust established hereunder.

                 (c) Notice of any termination of the Trust, specifying the Payment Date upon which Certificateholders shall surrender their Investor Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to Certificateholders and the Insurer mailed within five Business Days of receipt of notice of the final payment on the Bonds from the Indenture Trustee, stating (i) the Payment Date upon or with respect to which final payment of the Investor Certificates shall be made upon presentation and surrender of the Investor Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office of the Certificate Payment Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Investor Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to
Section 4.01.

                 In the event that all of the Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto. Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the Investor Certificates was to have been made pursuant to Section 3.03 of the Indenture, all the Investor Certificates shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Any funds remaining in the Certificate Distribution Account after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the Holders of the Investor Certificates.

                 (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.


                                   ARTICLE IX
                SUCCESSOR OWNER TRUSTEES AND ADDITIONAL TRUSTEES

                 9.01.  Resignation of Owner Trustee; Appointment of Successor.
(a) The Owner Trustee may resign at any time without cause by giving at least 60 days' prior written notice to the Owner, such resignation to be effective on the acceptance of appointment by a successor Owner Trustee under (b) below. In addition, the Owner Trustee may be removed (i) at any time by the Depositor, without cause, by an instrument in writing delivered to the Owner Trustee, such removal to be effective upon the acceptance of appointment by a successor Owner Trustee under Section 9.01(b) or (ii) by action of the Certificateholders holding Percentage Interests aggregating at least 66 2/3%. In case of the resignation or removal of the Owner Trustee, the Depositor may appoint a successor Owner Trustee by an instrument signed by the Depositor. If a successor Owner Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Depositor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

                 (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument (presented to it in execution form) transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held or subsequently received by such predecessor Owner Trustee upon the trusts herein expressed.

                 (c) Any successor Owner Trustee, however appointed, shall be a bank or trust company satisfying the provisions of Section 3807(a) of the Business Trust Statute and having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

                 (d) Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of (c) above, be the Owner Trustee under this Agreement without further act.

                 (e) Upon the happening of any of the events described in this Section 9.01, the successor Owner Trustee shall cause an amendment to the Certificate of Trust to be filed with the Secretary of State, in accordance with the provisions of Section 3810 of the Business Trust Statute, indicating the change with respect to the Owner Trustee's identity.

                 9.02. Appointment of Additional Trustees. At any time or times for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Owner Trustee, by an instrument in writing, may appoint one or more individuals or corporations to act as separate trustee or separate trustees of all or any part of the Trust Estate to the full extent that a local law makes it necessary for such separate trustee or separate trustees to act alone. No trustee shall be liable for the acts or omissions of any other trustee appointed hereunder.


                                   ARTICLE X
                                 MISCELLANEOUS

                 10.01. Supplements and Amendments. At the written request of the Depositor, this Agreement (other than Sections 8.01 and 10.02 and this Section 10.01) shall be amended by a written instrument signed by the Owner Trustee and the Depositor, but if in the opinion of the Owner Trustee any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any of the documents contemplated hereby to which the Owner Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or bylaws of the Bank or any Operative Agreement, the Owner Trustee may in its sole discretion decline to execute such instrument.

                 10.02. No Legal Title to Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Estate and shall only be entitled to receive distributions with respect to its undivided beneficial interest therein pursuant to Section 4.01 once all amounts then owing with respect to the Bonds have been paid in accordance with the Indenture. No transfer, by operation of law of any right, title and interest of the Certificateholders in and to its undivided beneficial interest in the Trust Estate or hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

                 10.03. Pledge of Collateral by Owner Trustee Is Binding. The pledge of the Collateral to the Indenture Trustee by the Trust made under the Indenture and pursuant to the terms of this Agreement shall bind the Certificateholders and shall be effective to transfer or convey the rights of the Trust and the Certificateholders in and to such Collateral to the extent set forth in the Indenture. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

                 10.04. Limitations on Rights of Others. Nothing in this Agreement, whether express or implied (except for Section 7.04), shall be construed to give to any Person other than the Trust and the Certificateholders any legal or equitable right in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein; provided, however, that the parties hereto acknowledge and agree that the Indenture Trustee is a third-party beneficiary under Section 3.05 hereof.

                 10.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand or mailed by certified mail, postage prepaid, if to the Owner Trustee or the Trust, addressed to it at
_______________________________________________________________________________
__________________________________, Attention: Corporate Trust Administration or to such other address as the Owner Trustee may have set forth in a written notice to the Certificateholders and the Depositor addressed to it at the address set forth for such Certificateholders in the register maintained by the Owner Trustee. Whenever any notice in writing is required to be given by the Owner Trustee or the Manager, such notice shall be deemed given and such requirement satisfied if such notice is mailed by certified mail, postage prepaid, addressed as provided above.

                 10.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 10.08. Successors and Assigns. All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Depositor and each Certificateholder and its respective successors, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind the successors of such Certificateholder.

                 10.09. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 10.10. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware without reference to the conflict of laws provisions thereof, including all matters of construction, validity and performance.

                 10.11. No Petition. The Owner Trustee, by entering into this Agreement, the Certificateholders, by accepting the Investor Certificates, and the Indenture Trustee and each Bondholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificate, the Bonds, this Agreement or any of the Operative Agreements.


                                   ARTICLE XI
                                    OFFICERS

                 11.01. Appointment of Officers. The Trust may have one or more Officers who are hereby empowered to take and are responsible for performing all ministerial duties on behalf of the Trust pursuant to this Agreement and Operative Agreements, including, without limitation, the execution of the Officers' Certificate (as defined in the Indenture), the Issuer Order (as defined in the Indenture), the Issuer Request (as defined in the Indenture), the annual compliance report required under Section 3.10 of the Indenture, and annual reports, documents and other reports which the Trust is required to file with the Securities and Exchange Commission pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. Each of the Chairman of the Board, the Chief Executive Officer, the President, each Senior Vice President and each Vice President of the Depositor is hereby appointed as an Officer of the Trust. The Depositor shall promptly deliver to the Owner Trustee and the Indenture Trustee a list of its officers who shall become the Officers of the Trust pursuant to this Section 11.01.

                 11.02. Officers to Provide Information to the Owner Trustee. It shall be the duty of each Officer to keep the Owner Trustee reasonably informed as to material events relating to the Trust, including, without limitation, all claims pending or threatened against the Trust, the purchase and sale of any material portion of the Trust Estate and the execution by such Officer on behalf of the Trust of any material agreements or instruments.

                 IN WITNESS WHEREOF, the parties hereto have caused this Deposit Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                                                               ,
                                        ---------------------------------------
                                        not in its individual capacity
                                        but solely as Owner Trustee


                                        By:
                                           ------------------------------------

                                        Its:
                                            -----------------------------------


                                        SEQUOIA MORTGAGE FUNDING
                                          CORPORATION


                                        By:
                                           ------------------------------------

                                        Its:
                                            -----------------------------------

                                                                       EXHIBIT A

                         [Form of Investor Certificate]

                                     [Face]

THIS INVESTOR CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.03 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS INVESTOR CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS INVESTOR CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR (II) IF THIS INVESTOR CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, OR
SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS INVESTOR CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST ESTATE BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE OWNER TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY.

NO TRANSFER OF THIS INVESTOR CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF

NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION UNDER U.S. LAW.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, OR THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST AGREEMENT OR THE OPERATIVE DOCUMENTS.

                 Certificate No.

                 Original principal amount ("Denomination") of this Investor Certificate: $___________

                 Aggregate Denominations of all Investor Certificates: $

                 Pass-Through Rate:

                 Cut-Off Date:

                 First Payment Date        ____________, _______

                 CUSIP NO. ___________


                         SEQUOIA MORTGAGE TRUST 199_-_

         Evidencing a fractional undivided equity interest in the Trust Estate, the property of which consists primarily of the Mortgage Collateral in Sequoia Mortgage Trust 199_-_ (the "Trust"), a Delaware business trust formed by

                 SEQUOIA MORTGAGE FUNDING CORP., AS DEPOSITOR,
               pursuant to the Trust Agreement referred to below.

         This certifies that [name of Holder] is the registered owner of the Percentage Interest represented hereby.

         The Trust was created pursuant to a Trust Agreement dated as of ___________ (as amended and supplemented from time to time, the "Trust Agreement") between the Depositor and ___________________, as owner trustee (as amended and supplemented from time to time, the "Owner Trustee", which term includes any successor entity under the Trust Agreement), a summary of certain of the pertinent provisions of which is set forth hereinafter. This Investor Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Investor Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Investor Certificate is one of a duly authorized issue of Trust Certificates, Series 199_-_ (herein called the "Investor Certificates") issued under the Trust Agreement to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Owner Trustee and the Holders of the Investor Certificates and the terms upon which the Investor Certificates are executed and delivered. All terms used in this Investor Certificate which are defined in the Trust Agreement shall have the meanings assigned to them in the Trust Agreement. The Trust Estate consists of the Mortgage Collateral in the Sequoia Mortgage Trust 199_-_ [and a Bond Insurance Policy]. The rights of the Holders of the Investor Certificates are subordinated to the rights of the Holders of the Bonds, as set forth in the Indenture.

         There will be distributed on the ___________ day of each month or, if such ___________ day is not a Business Day, the next Business Day (each, a "Payment Date"), commencing in ___________, to the Person in whose name this Investor Certificate is registered at the close of business on the last Business Day of the month preceding the month of such Payment Date (the "Record Date"), such Certificateholder's Percentage Interest (obtained by dividing the Denomination of this Investor Certificate by the aggregate Denominations of all Investor Certificates) in the amount to be distributed to Certificateholders on such Payment Date.

         The Certificateholder, by its acceptance of this Investor Certificate, agrees that it will look solely to the funds on deposit in the [Certificate Distribution Account] that have been released from the Lien of the Indenture for payment hereunder and that neither the Owner Trustee in its individual capacity nor the Depositor is personally liable to the Certificateholders for any amount payable under this Investor Certificate or the Trust Agreement or, except as expressly provided in the Trust Agreement. Subject to any liability under the Trust Agreement.

         The Holder of this Investor Certificate acknowledges and agrees that its rights to receive distributions in respect of this Investor Certificate are subordinated to the rights of the Bondholders as described in the Indenture, dated as of

__________, between the Trust and _____________, as Indenture Trustee (the "Indenture").

         The Depositor and each Certificateholder, by acceptance of an Investor Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Investor Certificates for federal, state and local income tax purposes as an equity interest in the Trust.

         Each Certificateholder, by its acceptance of an Investor Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificates, the Bonds, the Trust Agreement or any of the Operative Documents.

         Distributions on this Investor Certificate will be made as provided in the Trust Agreement by the Certificate Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Investor Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Investor Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Investor Certificate at the office or agency maintained by the Certificate Registrar for that purpose by the Trust in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Investor Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Investor

Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

THIS INVESTOR CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Investor Certificate to be duly executed.

                                        __________________________, not in its
                                        individual capacity but solely as Owner
                                        Trustee

Dated:                                  By:
                                            -----------------------------------
                                            Authorized Signatory

                       [REVERSE OF INVESTOR CERTIFICATE]

         The Investor Certificates do not represent an obligation of, or an interest in, the Depositor, the Master Servicer, the Indenture Trustee, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Operative Documents. In addition, this Investor Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Mortgage Collateral, all as more specifically set forth herein. A copy of the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

         The Trust Agreement permits the amendment thereof as specified below, provided that any amendment be accompanied by the consent of the Insurer and an Opinion of Counsel to the Owner Trustee to the effect that such amendment complies with the provisions of the Trust Agreement and, if the Depositor was not the holder of 100% of the Investor Certificates, would not cause the Trust to be subject to an entity level tax. If the purpose of the amendment is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered, it shall not be necessary to obtain the consent of any Holder, but the Owner Trustee shall be furnished with a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Bond. If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Bond or Investor Certificate is outstanding, it shall not be necessary to obtain the consent of the any Holder, but the Owner Trustee shall be furnished with an Opinion of Counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Holder. If the purpose of the amendment is to add or eliminate or change any provision of the Trust Agreement, other than as specified in the preceding two sentences, the amendment shall require either (a) a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Bond or (b) the consent of Holders of the Investor Certificates evidencing a majority of the Percentage Interests of the Investor Certificates and the Indenture Trustee; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the time of, payments received that are required to be distributed on any Investor Certificate without the consent of the related Certificateholder, or (ii) reduce the aforesaid percentage of Investor Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Investor Certificates then outstanding.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Investor Certificate is registerable in the Certificate Register upon surrender of this Investor Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trust in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Investor Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is
_____________________.

         Except as provided in the Trust Agreement, the Investor Certificates are issuable only in a minimum Percentage Interest of 10%. As provided in the Trust Agreement and subject to certain limitations therein set forth, Investor Certificates are exchangeable for new Investor Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and any agent of the Owner Trustee, the Certificate Paying Agent, or the Certificate Registrar may treat the Person in whose name this Investor Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate as and when provided in accordance with the terms of the Trust Agreement.

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)


--------------------------------------------------------------------------------
the within Investor Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
to transfer said Investor Certificate on the books of the Certificate
Registrar, with full power of substitution in the premises.

Dated:

                                                                           */
                                        -----------------------------------
                                        Signature Guaranteed:


                                                                           */
                                        -----------------------------------


---------

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Investor Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for the information of the Certificate Paying Agent:

Distribution shall be made by wire transfer in immediately available funds __________________ to for the account of ______________________________, account number _______________, or, if mailed by check, to __________________.

         Applicable statements should be mailed to _______________.


                                  ---------------------------------------------
                                  Signature of assignee or agent
                                  (for authorization of wire transfer only)

                                                                       EXHIBIT B



                            CERTIFICATE OF TRUST OF
                         SEQUOIA MORTGAGE TRUST 199_-_


                 THIS Certificate of Trust of Sequoia Mortgage Trust 199_-_ (the "Trust"), dated ________, __, is being duly executed and filed by _________________________, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. CODE, Sections 3801 ET SEQ.)

                 1. NAME. The name of the business trust formed hereby is Sequoia Mortgage Trust 199_-_.

                 2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is ___________,
__________________________, _________, __________, Attention:
_________________________________.

                 IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                                                              ,
                                        --------------------------------------
                                        not in its individual capacity but
                                        solely as owner trustee under a
                                        Trust Agreement dated as of ____, __,

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT C

                 [FORM OF RULE 144A INVESTMENT REPRESENTATION]

            Description of Rule 144A Securities, including numbers:

         _______________________________________________________
         _______________________________________________________
         _______________________________________________________
         _______________________________________________________

                 The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

         1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act to require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

         2. The Buyer warrants and represents to, and covenants with, the Owner Trustee and the Depositor (as defined in the

Trust Agreement (the "Agreement"), dated as of ______, ___ between Sequoia Mortgage Funding Corporation, as Depositor and ____________, as Owner Trustee pursuant to Section 3.03 of the Agreement and _________________ as indenture trustee, as follows:

                 a. The Buyer understands that Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                 b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                 c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee, the Owner Trustee or the Master Servicer.

                 d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                 e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

         [3. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee, Owner Trustee, Master Servicer and the Depositor that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), which (in either case) is subject to ERISA or
Section 4975 of the Code (both a "Plan"), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, a trustee of, or with "plan assets" of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan delivers an opinion of its counsel, addressed and satisfactory to the Certificate Registrar and the Depositor, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with "plan assets" of any Plan would not constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, and would not subject the Depositor, the Master Servicer, the Trustee or the Trust to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement or any other liability.]

         4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                 IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


------------------------------------       ------------------------------------
Print Name of Seller                       Print Name of Buyer

By:                                        By:
   ---------------------------------          ---------------------------------
   Name:                                      Name:
   Title:                                     Title:

Taxpayer Identification                    Taxpayer Identification

No.                                        No.
   ---------------------------------          ---------------------------------

Date:                                      Date:
     -------------------------------            -------------------------------

                                                            ANNEX 1 TO EXHIBIT C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Buyers Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_____________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

         ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of





----------

(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                 which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
                 (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

         ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated units latest annual financial statements.

         ___     BROKER-DEALER.  The Buyer is a dealer registered pursuant to
                 Section 15 of the Securities Exchange Act of 1934.

         ___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

         ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under
                 Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

         ___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts of H.R. 10 plans.

         3. The term "Securities" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities and Exchange Act of 1934.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ____   ____             Will the Buyer be purchasing the Rule 144A
  Yes      No             Securities only for the Buyer's own account?

         6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will not only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                        ----------------------------------------
                                        Print Name of Buyer


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Date:
                                             -----------------------------------

                                                            ANNEX 2 TO EXHIBIT C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [FOR BUYERS THAT ARE REGISTERED INVESTMENT COMPANIES]

         The undersigned hereby certifies as follows in connection with the Rule 144A investment representation to which this certification is attached:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a family of investment companies (as defined below), is such an officer of the adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer of the Buyer's family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $__________ in securities (other that the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
         144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
         144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment advisor or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "Securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        ----------------------------------------
                                        PRINT NAME OF BUYER


                                        BY:
                                           -------------------------------------
                                           NAME:
                                                --------------------------------
                                           TITLE:
                                                 -------------------------------


                                        IF AN ADVISER:


                                        ----------------------------------------
                                        PRINT NAME OF BUYER


                                        DATE:
                                             -----------------------------------

                                                                       EXHIBIT D

                       CERTIFICATE OF NON-FOREIGN STATUS

         This certificate of Non-Foreign status ("certificate") is delivered pursuant to Section 3.03 of the Trust Agreement, dated as of _________ __, 19____ (the "Trust Agreement") between Sequoia Mortgage Funding Corporation, as depositor and ___________________, as owner trustee, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the "Beneficial Owner"), or nominee on behalf of the Beneficial Owner of the Investor Certificates, (the "Investor Certificate"). Capitalized terms used but not defined in this certificate have the respective meanings given them in the Trust Agreement.

Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III. In addition, each holder shall submit with the certificate an IRS Form W-9 relating to such holder.

To confirm to the Trust that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Investor Certificate held by the undersigned, the undersigned hereby certifies:

PART I - COMPLETE EITHER A OR B

                 A. Individual as Beneficial Owner

                          1. I am (The Beneficial Owner is) not an Non-resident alien for purposes of U.S. Income Taxation;

                          2. My (The Beneficial Owner's) name and home address are:

                                  ________________________________________

                                  ________________________________________

                                  ________________________________________; and

                          3. My (The Beneficial Owner's) U.S. Taxpayer Identification Number (Social Security Number) is ____________________________.

                 B.       Corporate, Partnership or other entity as Beneficial
                          Owner

                          1.      _____________________ (Name of the Beneficial
                                  Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations)

                          2. The Beneficial Owner's office address and place of incorporation (if applicable) is _____________________________; and

                          3.      The Beneficial Owner's U.S. employer
                                  identification number is ___________________.

PART II - NOMINEES

                 If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this certificate has been made in reliance upon information contained in:

                          _____ an IRS Form W-9

                          _____ a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate of Non-Foreign Status to the Trust promptly after such change.

PART III - DECLARATION

         The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Trust within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this certificate may be disclosed to the Internal Revenue Service by the Trust and any false statement contained therein could be punishable by fines, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.



------------------------------------
                Name

------------------------------------
        Title (if applicable)

------------------------------------
         Signature and Date



*NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this certificate.

                                                                       EXHIBIT E

                   FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

                            [CERTIFICATE REGISTRAR]


         RE:  SEQUOIA MORTGAGE TRUST 199_-_
              INVESTOR CERTIFICATES, 199_-_,
              (THE "INVESTOR CERTIFICATES")

Ladies and Gentlemen:

         In connection with our acquisition of the above-captioned certificates, we certify that (a) we understand that the Investor Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Investor Certificates, (c) we have had the opportunity to ask questions of and receive answers from the depositor concerning the purchase of the Investor Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Investor Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Investor Certificates for investment for our own account and not with a view to any distribution of such Investor Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Investor Certificates in accordance with clause (g) below), (f) we have not offered or sold any Investor Certificates to, or solicited offers to buy any Investor Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Investor Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Investment Letter that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Investor Certificate has executed and delivered to you an Investment Letter to substantially the same effect as this Investment Letter, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement.

                                        Very truly yours,


                                        [TRANSFEREE]


                                        By:
                                           -----------------------------------
                                           Authorized Officer

                                                                       EXHIBIT F

                              TRANSFER CERTIFICATE


[Owner Trustee]

[Certificate Paying Agent]


         Re:     PROPOSED TRANSFER OF INVESTOR CERTIFICATES


Ladies and Gentlemen:

This certification is being made by __________________ (the "Proposed Transferee") in connection with the proposed transfer to the Proposed Transferee of a trust certificate (the "Investor Certificate") representing __% fractional undivided interest in Sequoia Mortgage Trust 199_-_ (the "Trust") created pursuant to a Deposit Trust Agreement, dated as of ___________ __, 199_ (such agreement, as amended, being referred to herein as the "Deposit Trust Agreement") between Sequoia Mortgage Funding Corporation and ____________________, as Owner Trustee. Initially capitalized terms used but not defined herein have the meanings assigned to them in the Deposit Trust Agreement. The Proposed Transferee hereby certifies as follows:

         1. The undersigned is a Person involved in the organization or operation of the Trust or an affiliate of such a Person within the meaning of Rule 3a-7 of the Investment Company Act.

         2. The Proposed Transferee understands that (a) the Investor Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Trust nor the Owner Trustee is required, and neither intends, to so register or qualify the Investor Certificates, and (c) the Investor Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available.

         3. The Proposed Transferee is acquiring the Investor Certificate for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Investor Certificate in any manner that would violate the Securities Act or any applicable state securities laws.

         4. The Proposed Transferee (a) is an accredited investor having such knowledge and experience in financial and business matters,and in particular in such matters related to securities similar to the Investor Certificate, such that it is capable of evaluating the merits and risks of investment in the Investor Certificate and (b) is able to bear the economic risks of such an investment.

         5. The Proposed Transferee will not authorize nor has it authorized any person (a) to offer, pledge, sell, dispose of or otherwise transfer any Investor Certificate, any interest in any Investor Certificate or any other similar security to any person in any manner, (b) to solicit any offer to buy or to accept a pledge, disposition or other transfer of any Investor Certificate, any interest in any Investor Certificate or any other similar security from any person in any manner, (c) otherwise to approach or negotiate with respect to any Investor Certificate, any interest in any Investor Certificate or any other similar security with any person in any manner, (d) to make any general solicitation by means of general advertising or in any other manner, or (e) to take any other action that would constitute a distribution of any Investor Certificate under the Securities Act, that would render the disposition of any Investor Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Proposed Transferee nor anyone acting on its behalf has offered any Investor Certificate for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Investor Certificate. The Proposed Transferee will not sell or otherwise transfer any Investor Certificates, except in compliance with the provisions of the Deposit Trust Agreement.

Date:
     ----------------------             ---------------------------------------
                                        Name of Proposed Transferee


                                        ---------------------------------------
                                        Signature


                                        ---------------------------------------
                                        Name


                                        ---------------------------------------
                                        Title